EXHIBIT 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Nine Months and
                    Quarter Ended December 31, 2006


    PHILADELPHIA--(BUSINESS WIRE)--Jan. 25, 2007--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the nine months and third quarter ended December 31, 2006. For the nine months ended December 31, 2006, sales increased by 3% to $485,428,000 from $473,333,000 in 2005. Net income of $29,486,000, or $2.71 per diluted share, was relatively flat compared to prior year net income of $29,508,000, or $2.69 per diluted share. For the quarter ended December 31, 2006, sales increased by 5% to $264,065,000 from $251,796,000 in the prior year, while net income decreased 3% to $23,290,000, or $2.13 per diluted share, compared to prior year net income of $23,924,000, or $2.18 per diluted share. As previously announced, the Company implemented a restructuring plan during the quarter to combine the operations of its Cleo Inc and Berwick Offray LLC subsidiaries, to close Cleo's Maysville, Kentucky production facility and to exit a non-material, non-core business. In connection with this restructuring plan, the Company incurred incremental, non-recurring costs of $1,663,000, net of tax, during the third quarter and nine months ended December 31, 2006, a portion of which is classified as restructuring expenses on the Company's Consolidated Statement of Operations. Excluding costs relating to the restructuring plan and incremental stock option expense related to the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123R, net income increased 11% to $32,780,000, or $3.02 per diluted share, and 7% to $25,503,000, or $2.33 per diluted share, for the nine months and quarter ended December 31, 2006, respectively. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

    The increase in sales for the nine months ended December 31, 2006 was primarily due to higher sales of Christmas gift wrap and boxed greeting cards, partially offset by lower sales of all-occasion cards, tissue, gift bags and ribbons and bows. The increase in net income for the nine months ended December 31, 2006, excluding the incremental, non-recurring costs related to the restructuring plan and the incremental costs related to the Company's adoption of SFAS No. 123R, was primarily attributable to improved margins on gift wrap, gift bag and tissue product lines and the impact of higher sales of Christmas boxed greeting cards, partially offset by increased selling, general and administrative expenses, primarily related to increased incentive compensation expense. The increase in sales for the quarter ended December 31, 2006 was primarily the result of increased sales of gift wrap, Christmas boxed greeting cards and ribbons and bows, partially offset by lower sales of all-occasion cards, tissue, gift tags and gift bags. The increase in net income for the quarter ended December 31, 2006, excluding the incremental, non-recurring costs related to the restructuring plan and the incremental costs related to the Company's adoption of SFAS No. 123R, was primarily due to higher margins achieved on tissue, gift wrap and gift bag product lines, partially offset by increased incentive compensation expense.

    "We are pleased with the continued improvement in earnings during the quarter and nine months ended December 31, 2006 which improved 7% and 11%, respectively, over the prior year, absent the charges related to the restructuring plan and the new rules regarding the expensing of stock options. This improvement is largely a result of our continued focus on our gift wrap and tissue product lines," said Christopher J. Munyan, President and CEO. "As previously announced, we anticipate that the restructuring plan will reduce earnings per diluted share by approximately $.28 for the full fiscal year. Exclusive of these restructuring costs, we continue to expect earnings to be in line with our previous guidance of $2.40 - $2.55 per diluted share this fiscal year, although probably towards the lower end of such range."

    CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.

    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products, currency risks and other risks associated with international markets, risks associated with the combination of the operations of the Company's Cleo and Berwick Offray subsidiaries, including the risk that the restructuring related costs may exceed the expected amounts, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

    CSS' consolidated statements of operations for the three and nine months ended December 31, 2006 and 2005 and condensed consolidated balance sheets as of December 31, 2006, March 31, 2006 and December 31, 2005 follow:


                CSS INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)

(In thousands, except per share amounts)


                            Three Months Ended     Nine Months Ended
                               December 31,          December 31,
                           --------------------- ---------------------
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

SALES                      $ 264,065  $ 251,796  $ 485,428  $ 473,333
                           ---------- ---------- ---------- ----------

COSTS AND EXPENSES
   Cost of sales             197,695    189,367    360,761    357,808
   Selling, general and
    administrative
    expenses                  26,424     23,867     73,917     66,868
   Restructuring expenses      1,745          3      1,745         37
   Interest expense, net       1,446      1,483      2,663      2,982
   Other income, net            (130)       (47)      (358)      (182)
                           ---------- ---------- ---------- ----------

                             227,180    214,673    438,728    427,513
                           ---------- ---------- ---------- ----------

INCOME BEFORE INCOME TAXES    36,885     37,123     46,700     45,820

INCOME TAX EXPENSE            13,595     13,199     17,214     16,312
                           ---------- ---------- ---------- ----------

NET INCOME                 $  23,290  $  23,924  $  29,486  $  29,508
                           ========== ========== ========== ==========

NET INCOME PER COMMON
 SHARE
   Basic                   $    2.19  $    2.27  $    2.79  $    2.81
                           ========== ========== ========== ==========
   Diluted                 $    2.13  $    2.18  $    2.71  $    2.69
                           ========== ========== ========== ==========

WEIGHTED AVERAGE SHARES
OUTSTANDING
   Basic                      10,641     10,538     10,565     10,483
                           ========== ========== ========== ==========
   Diluted                    10,931     10,979     10,863     10,967
                           ========== ========== ========== ==========

CASH DIVIDENDS PER SHARE
 OF COMMON STOCK           $     .12  $     .12  $     .36  $     .36
                           ========== ========== ========== ==========


                CSS INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)

(In thousands)


                                 December 31,  March 31,  December 31,
                                     2006        2006         2005
                                 ------------  ---------  ------------
             ASSETS
--------------------------------

CURRENT ASSETS
   Cash and cash equivalents     $    10,303   $ 57,656   $    18,376
   Accounts receivable, net          223,944     35,582       200,194
   Inventories                        66,455    103,770        84,931
   Deferred income taxes               7,718      7,898         8,782
   Asset held for sale                 2,796          -             -
   Other current assets               13,234     18,906        13,826
                                 ------------  ---------  ------------

      Total current assets           324,450    223,812       326,109
                                 ------------  ---------  ------------

PROPERTY, PLANT AND EQUIPMENT,
 NET                                  61,307     70,868        71,652
                                 ------------  ---------  ------------

OTHER ASSETS
   Intangible assets, net             35,304     35,374        35,398
   Other                               3,806      4,095         4,073
                                 ------------  ---------  ------------

      Total other assets              39,110     39,469        39,471
                                 ------------  ---------  ------------

      Total assets               $   424,867   $334,149   $   437,232
                                 ============  =========  ============

 LIABILITIES AND STOCKHOLDERS'
             EQUITY
---------------------------------

CURRENT LIABILITIES
   Notes payable                 $    42,400   $      -   $    57,900
   Current portion of long-term
    debt                              10,195     10,169        10,238
   Accrued customer programs          16,516     10,791        17,446
   Accrued restructuring
    expenses                           1,232          4            17
   Other current liabilities          61,498     41,366        68,136
                                 ------------  ---------  ------------

      Total current liabilities      131,841     62,330       153,737
                                 ------------  ---------  ------------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                              20,441     30,518        30,560
                                 ------------  ---------  ------------

LONG-TERM OBLIGATIONS                  3,300      3,533         3,541
                                 ------------  ---------  ------------

DEFERRED INCOME TAXES                  5,080      5,258         7,430
                                 ------------  ---------  ------------

STOCKHOLDERS' EQUITY                 264,205    232,510       241,964
                                 ------------  ---------  ------------

      Total liabilities and
       stockholders' equity      $   424,867   $334,149   $   437,232
                                 ============  =========  ============


                         CSS Industries, Inc.
             Reconciliation of Certain Non-GAAP Measures
                             (Unaudited)
               (In thousands, except per share amounts)


Management believes that presentation of results of operations adjusted to eliminate the affects of incremental, non-recurring costs related to a restructuring plan and the impact of the Company's adoption of SFAS No. 123R in fiscal 2007, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.


                                  Nine Months Ended December 31, 2006
                                  ------------------------------------
                                                              Diluted
                                  Income Before              Earnings
                                  Income Taxes   Net Income  Per Share
                                  -------------  ----------  ---------

As Reported                       $     46,700   $  29,486   $   2.71
- Restructuring Expenses                 1,745       1,102        .10
- Inventory Write-downs due to
 Facility Closure                          570         360        .03
- Other Incremental Costs Related
 to Restructuring Plan                     319         201        .02
- Expensing Stock Options - SFAS
 No. 123R                                2,131       1,631        .15
                                  -------------  ----------  ---------
Non-GAAP Measurement              $     51,465   $  32,780   $   3.02
                                  =============  ==========  =========



                                  Three Months Ended December 31, 2006
                                  ------------------------------------
                                                              Diluted
                                  Income Before              Earnings
                                  Income Taxes   Net Income  Per Share
                                  -------------  ----------  ---------

As Reported                       $     36,885   $  23,290   $   2.13
- Restructuring Expenses                 1,745       1,102        .10
- Inventory Write-downs due to
 Facility Closure                          570         360        .03
- Other Incremental Costs Related
 to Restructuring Plan                     319         201        .02
- Expensing Stock Options - SFAS
 No. 123R                                  719         550        .05
                                  -------------  ----------  ---------
Non-GAAP Measurement              $     40,238   $  25,503   $   2.33
                                  =============  ==========  =========


Diluted earnings per share for the nine months ending December 31, 2006 does not add due to rounding.

    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900